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                                                                  Exhibit 10.09


                       MANAGEMENT STOCK PURCHASE AGREEMENT
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         STOCK PURCHASE AGREEMENT dated as of December 3, 1993 between OneSource
Holding Corporation, a Delaware corporation (the "Company"), and ___________ ("Executive").

         The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase and the Company will sell _____ shares of the Company's Class P Common Stock, par value $.01 per share (the "Class P Common"), and _____ shares of the Company's Common Stock, par value $.01 per share (the "Common"; the Class P Common and the Common are hereinafter sometimes referred to collectively as the "Common Stock"). All of such shares of Common Stock acquired by Executive are referred to herein as the "Executive Stock".

         The parties hereto agree as follows:

         1.       PURCHASE AND SALE OF STOCK.

         (a) Executive will purchase and the Company will sell ____ shares of Class P Common at a price per share of $40 and ____ shares of Common at a price per share of $.4938, for an aggregate purchase price of $________. The Company will deliver to Executive a certificate or certificates representing such shares of Executive Stock, and, upon the receipt of such certificate(s), Executive will deliver to the Company the purchase price therefor in the form of a cashier's or certified check or wire transfer of funds.

         (b) Executive represents and warrants that the Executive Stock to be acquired by him pursuant to this Agreement will be acquired for his own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), and will not be disposed of in contravention of the 1933 Act.

         (c) Executive acknowledges that the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available and, in light of these facts, he is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time.

         (d) Executive represents and warrants that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock and has had full access to such other information concerning the Company as he has requested.




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         IN WITNESS WHEREOF, the parties has executed this Agreement on the day and year first above written.




                                             ONESOURCE HOLDING CORPORATION


                                             By:  /s/ Gregg Newmark
                                                 ------------------------------
                                                 Its: Vice President




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                                             Executive







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